UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 18, 2009
SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
7900 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
(703) 273-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
          On November 18, 2009, 21 wholly-owned subsidiaries of Sunrise Senior Living, Inc. (the “Company”) completed the previously announced sale of 21 assisted living communities, located in 11 states (the “Portfolio”), to BLC Acquisitions, Inc. (“Purchaser”), an affiliate of Brookdale Senior Living Inc. (or its assignees) for an aggregate purchase price of $204 million. At closing, the Company received approximately $60 million in net proceeds after payment by the Company or assumption by Purchaser of approximately $134 million of mortgage loans, the posting of required escrows, various prorations and adjustments, and payments of expenses by the Company. On November 18, 2009, the Company issued a press release announcing the completion of the sale of the Portfolio. A copy of the press release is included herein as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Not applicable.
(b) Pro Forma Financial Information. The unaudited pro forma financial information is presented to illustrate the effect of our November 18, 2009 sale of the Portfolio on our historical financial position and operating results as discussed in Item 2.01 and is included herein as Exhibit 99.2 to this report on Form 8-K. The unaudited pro forma balance sheet is as of September 30, 2009 and is based on our historical statements after giving effect to the transaction as if it had occurred on September 30, 2009. The unaudited pro forma statements of operations for the nine months ended September 30, 2009 and the years ended December 31, 2008, 2007 and 2006 are based on our historical statements for such periods after giving effect to the transaction as if it had occurred on January 1 of each year. The unaudited pro forma financial information should be read in conjunction with our historical consolidated financial statements and notes thereto contained in our 2008 Annual Report on Form 10-K, as amended, filed on March 31, 2009 and our Form 10-Q for the quarter ended September 30, 2009 filed on November 9, 2009.
     The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of our operations or financial position would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of our future operating results or financial position. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that our management believes to be reasonable.
(c) Not applicable.
(d) Exhibits. The following exhibits are furnished with this report:

Exhibit 2.1	Purchase and Sale Agreement, dated as of October 7, 2009, by and among various subsidiaries of Sunrise Senior Living, Inc. and BLC Acquisitions, Inc. (incorporated by reference to Exhibit 2.1 of Sunrise Senior Living’s Form 10-Q, previously filed with the SEC on November 9, 2009).

Exhibit 2.2	First Amendment to Purchase and Sale Agreement, dated as of October 7, 2009, by and among various subsidiaries of Sunrise Senior Living, Inc. and BLC Acquisitions, Inc. (incorporated by reference to Exhibit 2.2 of Sunrise Senior Living’s Form 10-Q, previously filed with the SEC on November 9, 2009).

Exhibit 2.3	Second Amendment to Purchase and Sale Agreement, dated as of October 7, 2009, by and among various subsidiaries of Sunrise Senior Living, Inc. and BLC Acquisitions, Inc. (incorporated by reference to Exhibit 2.3 of Sunrise Senior Living’s Form 10-Q, previously filed with the SEC on November 9, 2009).

Exhibit 99.1	Press release issued by Sunrise Senior Living, Inc. on November 18, 2009.

Exhibit 99.2	Unaudited pro forma consolidated financial statements of Sunrise Senior Living, Inc. as of and for the nine months ended September 30, 2009, and the years ended December 31, 2008, 2007 and 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.
Date: November 23, 2009	By:	/s/ Julie Pangelinan
		Name:	Julie Pangelinan
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 2.1	Purchase and Sale Agreement, dated as of October 7, 2009, by and among various subsidiaries of Sunrise Senior Living, Inc. and BLC Acquisitions, Inc. (incorporated by reference to Exhibit 2.1 of Sunrise Senior Living’s Form 10-Q, previously filed with the SEC on November 9, 2009).

Exhibit 2.2	First Amendment to Purchase and Sale Agreement, dated as of October 7, 2009, by and among various subsidiaries of Sunrise Senior Living, Inc. and BLC Acquisitions, Inc. (incorporated by reference to Exhibit 2.2 of Sunrise Senior Living’s Form 10-Q, previously filed with the SEC on November 9, 2009).

Exhibit 2.3	Second Amendment to Purchase and Sale Agreement, dated as of October 7, 2009, by and among various subsidiaries of Sunrise Senior Living, Inc. and BLC Acquisitions, Inc. (incorporated by reference to Exhibit 2.3 of Sunrise Senior Living’s Form 10-Q, previously filed with the SEC on November 9, 2009).

Exhibit 99.1	Press release issued by Sunrise Senior Living, Inc. on November 18, 2009.

Exhibit 99.2	Unaudited pro forma consolidated financial statements of Sunrise Senior Living, Inc. as of and for the nine months ended September 30, 2009, and the years ended December 31, 2008, 2007 and 2006.